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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of IAMGOLD Corporation

We consent to the inclusion in the registration statement on Form F-10/A of:

—
our auditors' report dated March 27, 2008 on the consolidated balance sheets of IAMGOLD Corporation ("the Company") as at December 31, 2007 and 2006 and the consolidated statements of earnings, comprehensive income (loss), retained earnings and cash flows for each of the years in the three-year period ended December 31, 2007;

—
our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated March 27, 2008; and

—
our auditors' report dated March 27, 2008, except as to notes 1 and 3 through 12, which are as of March 3, 2009, on the Reconciliation with United States Generally Accepted Accounting Principles — Item 18.

and to the reference to our firm under the heading "Interest of Experts" in the prospectus.

/S/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 18, 2009

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM